Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

CIM Commercial Trust Corporation

Dallas, TX

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2018, relating to the consolidated financial statements and schedules of CIM Commercial Trust Corporation, which is contained in the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Los Angeles, CA

October 5, 2018